EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147443) of China Recycling Energy Corporation of our report dated March 19, 2013 relating to the financial statements, which appear in this Form 10-K.

/s/ Goldman Kurland and Mohidan, LLP

Encino, California

March 28, 2013